EXHIBIT 99.1

IA GLOBAL ANNOUNCES DIVESTITURE OF FAN CLUB ENTERTAINMENT CO LTD

BURLINGAME, CA	May 16, 2005/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced today the sale of Fan Club Entertainment Co Ltd (“Fan Club”) as of May 12, 2005 to TK Partners, Inc., formerly Cyber Holdings Co Ltd. As part of this transaction, the company is selling the 67% owned business for approximately $755,000 at current exchange rates. In addition, Cyber Holdings will transfer 350,000 shares of IA Global common stock, valued at $.16 per share, back to IA Global. The total cash purchase price which will be paid with $189,000 at signing and a note that is due in monthly installments of approximately $71,000 from June 2005 thru January 2006. The note is unsecured and TK Partners has made an initial $189,000 payment. Fan Club reported revenues and a net loss of approximately $144,000 and $205,000, respectively, during the three months ended March 31, 2005. The company expects to break even or have a small loss on the sale of the business.

The company’s CEO, Alan Margerison, said, “The company has decided to divest the Fan Club business because it is no longer core to our operations and the closing of new license sales has been more difficult than we expected. This transaction will allow the company to focus on the development of our Rex Tokyo and Global Hotline, Inc businesses and spend additional funds on investor relation activities. Further, the sale is expected to reduce our annual loss.”

The Global Hotline, Inc. acquisition was announced April 20, 2005 and is expected to close on May 31, 2005, subject to the completion of due diligence. We expect this acquisition to increase our stockholder’s equity by $3,100,000 to above $6,000,000 and to help us maintain our AMEX listing. This acquisition further expands our Japanese operations and provides substantial additional revenue. We expect GHI to contribute $20,000,000 to $23,000,000 in sales during 2005 and $30,000,000 to $33,000,000 in sales through March 31, 2006. We expect GHI to be profitable on a stand-alone basis starting in the third quarter of 2005 and help IA Global to achieve our goal of being profitable for 2005.

There is no guarantee the GHI transaction will close. Further, we continue to work with AMEX to maintain our listing. There is no guarantee that the company will be successful in maintaining its AMEX listing.

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring Japanese and US companies that operate in the entertainment, media and technology areas. We hold a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan. Rex Tokyo is a supplier and fitter of installations for both new Pachinko parlors and stores that are carrying out re-fittings. It also supplies items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, lighting systems and Pachinko ball sand other Pachinko accessory products as well as numerous new Pachinko slot machines.

For further information, contact:

Mark Scott

CFO

IA Global Inc.

533 Airport Blvd. Suite 400

Burlingame CA. 94010

Phone:650-685-2402

Fax: 650-685-2404

Email: scott@iaglobalinc.com

WebSite: www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Specifically, the statement in this press release concerning the projected profit and loss on the sale of Fan Club Entertainment Co Ltd, 2005 and 2006 revenues and 2005 profitability are forward-looking statements. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.”